UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 14, 2016 (September 9, 2016)

EQT GP Holdings, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37380	30-0855134
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 13, 2016, EQT GP Services, LLC, the general partner of EQT GP Holdings, LP (EQGP), elected Jimmi Sue Smith as Chief Accounting Officer.  As such, Ms. Smith serves as EQGP’s principal accounting officer.  Ms. Smith replaces Theresa Z. Bone, who stepped down from her position as Vice President, Finance and Chief Accounting Officer effective September 9, 2016.  Robert J. McNally, Senior Vice President and Chief Financial Officer, said:  “On behalf of the Board of Directors and the management team, I want to express my appreciation to Terri for her dedicated service to EQGP.”

Ms. Smith, age 43, is employed by EQT Corporation (EQT), which pays Ms. Smith’s compensation.  Ms. Smith served as vice president and controller of EQT’s midstream and commercial businesses since March 4, 2013; as vice president and controller of EQT’s midstream business from January 21, 2013 through March 3, 2013; as vice president and controller of EQT’s commercial group from September 19, 2011 through January 20, 2013; and as EQT’s director, corporate accounting from December 17, 2007 through September 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT GP Holdings, LP

By: EQT GP Services, LLC,
its general partner

Date: September 14, 2016	By:	/s/ Robert J. McNally

	Name:	Robert J. McNally
	Title:	Senior Vice President and Chief
Financial Officer